Exhibit 5.1

Your ref		1 November 2022
Our ref	EK/JH/V848832v1

VCI Global Limited c/o Vistra (BVI) Limited Vistra Corporate Services Centre Wickhams Cay II Road Town, Tortola British Virgin Islands, VG1110

Dear Sir / Madam

Re: VCI Global Limited (the "Company")

We have acted as British Virgin Islands legal counsel to the Company in connection with: (i) the Company's registration statement on Form F-1, including all amendments or supplements thereto initially filed with the U.S. Securities and Exchange Commission (the "Commission") on 1 November 2022 (the "Registration Statement") relating to the offering by the Company of its shares of no par value each at a fixed price of US$5.00 per share (the "Shares").

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

Capitalised terms used in this Opinion shall have the meanings ascribed to them in this Opinion and/or the Schedules.

1.	SCOPE OF OPINION

This Opinion is given only on the laws of the British Virgin Islands in force at the date hereof and is based solely on matters of fact known to us at the date hereof. We have not investigated the laws or regulations of any jurisdiction other than the British Virgin Islands (collectively, "Foreign Laws"). We express no opinion as to matters of fact or, unless expressly stated otherwise, the veracity of any representations or warranties given in or in connection with any of the documents set out in Schedule 1.

2.	documents reviewed and ENQUIRIES made

In giving this Opinion we have undertaken the Searches and reviewed originals, copies, drafts, conformed copies, certified copies or notarised copies of the documents set out in Schedule 1.

3.	ASSUMPTIONS AND QUALIFICATIONS

This Opinion is given on the basis that the assumptions set out in Schedule 2 (which we have not independently investigated or verified) are true, complete and accurate in all respects.

4.	Opinions

Having regard to such legal considerations as we deem relevant, we are of the opinion that:

4.1	Due incorporation, existence and status

The Company has been duly incorporated as a BVI business company, limited by shares, under the BVI Business Companies Act 2004 (as amended) (the “Act”), is validly existing and was, at the date of our Searches in good standing with the Registrar of Corporate Affairs in the British Virgin Islands (the "Registrar").

4.2	Shares

(b)	Based solely on the Memorandum and Articles, the Company is authorised to issue an unlimited number of no par value shares of a single class.

(c)	When issued and paid for as contemplated by the Registration Statement and in accordance with the provisions of the Subscription Agreement and recorded in the register of members of the company, the Shares will be validly issued, fully paid and non-assessable which term means when used herein, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

4.3	Registration Statement

The statements under the caption "British Virgin Islands Taxation" in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of the British Virgin Islands law, are accurate in all material respects and that such statements constitute our opinion.

5.	CONSENT

(b)	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "Certain Material Tax Considerations" and "Legal Matters" in the prospectus forming a part of the Registration Statement.

(c)	In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

Carey Olsen

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Schedule 1

Documents Reviewed and ENQUIRIES made

For the purpose of this Opinion, we have reviewed originals, copies, drafts or conformed copies of the following documents:

A.	CORPORATE DOCUMENTS

1.	The certificate of incorporation of the Company obtained by us pursuant to the Company Search.

2.	The memorandum and articles of association of the Company (the "Memorandum and Articles") obtained by us pursuant to the Company Search.

3.	A certificate of good standing relating to the Company issued by the Registrar, dated 1 November 2022 (the “Certificate of Good Standing”).

4.	A registered agent's certificate dated 1 November 2022 (the "Certificate") issued by the Registered Agent.

5.	A copy of the Company's register of directors and register of members provided to us by the Company.

6.	An executed copy of the written resolutions of the directors of the Company (the " Directors") in respect of, among other things, the Documents.

B.	SEARCHES AND ENQUIRIES

1.	The information revealed by our search of the Company's public records on file and available for public inspection from the Registrar at the time of our search on 1 November 2022 (the "Company Search"), including all relevant forms and charges (if any) created by the Company and filed with the Registrar pursuant to section 163 of the BVI Business Companies Act (the "Act").

2.	The public information revealed by our search of the Company on the electronic records of the Civil Division and the Commercial Division of the Registry of the High Court and the Court of Appeal (Virgin Islands) Register, each from 1 January 2000, as maintained on the Judicial Enforcement Management System by the Registry of the High Court of the Virgin Islands, conducted on 1 November 2022 (the "High Court Search" and together with the Company Search, the “Searches”).

C.	DOCUMENTS

1.	A copy of the Registration Statement.

2.	The form of subscription agreement contained in the Registration Statement (the "Subscription Agreement").

The documents listed in paragraph C of this Schedule are together, the “Documents”.

D.	SCOPE

The documents listed in this Schedule are the only documents and/or records we have examined and the only searches and enquiries we have carried out for the purposes of this Opinion.

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SCHEDULE 2

Assumptions

We have assumed:

(a)	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

(b)	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

(c)	the accuracy and completeness of all factual representations made in the Registration Statement, the Subscription Agreement and other documents reviewed by us;

(d)	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or signed by all or a majority of the directors, as the case may be, in the manner prescribed in the Company’s articles of association, remain in full force and effect and have not been rescinded or amended;

(e)	that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein;

(f)	that upon issue of any shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

(g)	that Memorandum and Articles will not be amended in any manner that would affect the opinions set forth herein;

(h)	that the Registration Statement has been declared effective by the Commission prior to, or concurrent with, the sale of the Shares pursuant to the Registration Statement;

(i)	the Registration Statement and the transactions contemplated thereunder complies with the requirements of the applicable rules of the OTCQB Venture Market and the Securities Act;

(j)	the capacity, power and authority of each of the parties to the Subscription Agreement, as the case may be, other than the Company, to enter into and perform its respective obligations thereunder;

(k)	the due execution and delivery of the Subscription Agreement by each of the parties thereto, other than the Company, and the physical delivery thereof by the Company with an intention to be bound thereby;

(l)	the validity and binding effect under the laws of such jurisdiction (the “Foreign Laws”) of the Subscription Agreement in accordance with its terms;

(m)	the validity and binding effect under the Subscription Agreement of the submission by the Company to the exclusive jurisdiction of the relevant state and federal courts of the United States of America (the “Foreign Courts”);

(n)	no invitation has been or will be made by or on behalf of the Company to the public in the British Virgin Islands to subscribe for any shares of the Company;

(o)	that on the date of entering into the Subscription Agreement the Company is, and after entering into the Subscription Agreement the Company is and will be able to, pay its liabilities as they become due; and

(p)	none of the parties to the Subscription Agreement is carrying on unauthorised financial services business for the purposes of the Financial Services Commission Act of the British Virgin Islands, and (q) that the contents of the Registered Agent’s Certificate are true and correct as of August 25, 2020 and as of the date hereof.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands. This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Shares by the Company and is not to be relied upon in respect of any other matter.

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